UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Smart Balance, Inc.

(Name of Registrant as Specified In Its Charter).

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Smart Balance, Inc.
115 West Century Road, Suite 260
Paramus, New Jersey 07652

To Stockholders:

You are cordially invited to attend the Smart Balance, Inc. annual meeting of stockholders at 10:00 A.M. on Wednesday, May 21, 2008 at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Blvd., Teaneck, New Jersey 07666. The attached notice of annual meeting and proxy statement describes all known items to be acted upon by stockholders at the meeting and describes other details related to the meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares by completing, signing, dating and returning the attached proxy card by mail. Please vote your shares as soon as possible. This is your annual meeting and your participation is important. We hope you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. If you attend the meeting, you may revoke your proxy and vote in person.

Please vote your shares promptly and join us at the meeting.

Sincerely,

/s/ Stephen B. Hughes

Stephen B. Hughes
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders:

The 2008 annual meeting of stockholders of Smart Balance, Inc. (the “Company” or “Smart Balance”) will be held at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Blvd., Teaneck, New Jersey 07666, on Wednesday, May 21, 2008, beginning at 10:00 A.M. local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1) to elect three directors to serve a three-year term and until their successors have been elected and qualified;

(2) to ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for 2008;

(3) to consider and vote on a proposed amendment to the Company’s Stock and Awards Plan to increase the number of shares available for award by 2,500,000 shares to a total of 12,150,000 shares;

(4) to approve the adjournment of the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve Proposal 3, the proposed amendment to the Company’s Stock and Awards Plan; and

(5) to transact any other business as may properly come before the meeting or any adjournment or postponement.

Stockholders of record at the close of business on April 2, 2008 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card. If your shares are held in the name of a bank, broker or other nominee, their voting procedures should be described on the voting form they send to you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

By order of the board of directors,

/s/ Stephen B. Hughes

Stephen B. Hughes
Chairman and Chief Executive Officer

April 9, 2008

i

111 WEST CENTURY ROAD
SUITE 260
PARAMUS, NEW JERSEY 07652

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 21, 2008

PROXY STATEMENT

The board of directors of Smart Balance, Inc. (the “Company” or “Smart Balance”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Wednesday, May 21, 2008, beginning at 10:00 A.M., at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Blvd., Teaneck, New Jersey 07666, and at any postponements or adjournments. This proxy statement contains information related to the annual meeting. This proxy statement, accompanying form of proxy and the Company’s annual report on Form 10-K is being sent to stockholders on or about April 9, 2008.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our board of directors is soliciting proxies for the 2008 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on April 2, 2008 and that ownership entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our board and board committees, the compensation of directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

How may I obtain Smart Balance’s 10-K and other financial information?

A copy of our 2007 annual report on Form 10-K is enclosed.

Stockholders can access our 2007 Form 10-K and our other filings with the SEC on our website at www.smartbalance.com.

Stockholders may request another copy of our 2007 Form 10-K, free of charge, from:

Smart Balance, Inc.
Attn: Corporate Secretary
115 West Century Road, Suite 260
Paramus, New Jersey 07652
(201) 568-9300

We will also furnish any exhibit to the 2007 Form 10-K, if specifically requested, for a nominal fee.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, April 2, 2008, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on the record date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote on each matter considered at the meeting for each outstanding share of Smart Balance common stock you owned as of the record date. There is no cumulative voting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 62,630,683 shares of common stock, representing the same number of votes, were outstanding.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

Voting by Proxy Card.  You may vote by proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of common stock represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the board. The board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by the proxy on any such other matter in accordance with their best judgment.

Can I change my vote after I return my proxy card?

Yes. You may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the secretary of the Company or mailing a proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our board of directors and will pay all expenses associated with this solicitation. We have retained Morrow & Co., LLC to aid in the solicitation of proxy materials for a fee of $7,000 plus expenses. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our common stock and to obtain proxies.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast at the meeting, which means that the three nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to that director or directors, although it will be counted for purposes of determining whether there is a quorum.

The ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC to serve as the Company’s auditors in 2008, the amendment to the Company’s Stock and Awards Plan and the adjournment proposal require the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting.

How are votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.

For proposals other than the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, thus, have the same effect as a vote against the matter.

If you hold your shares in street name, the Company has supplied copies of its proxy materials for its 2008 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. If you hold shares in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Your broker, bank or other nominee is permitted to vote your shares on the election of directors and the ratification of the appointment of our independent auditors without receiving voting instructions from you. However, your broker, bank or other nominee may not vote your shares without instructions from you on the proposed amendment to the Company’s Stock and Awards Plan or the adjournment proposal.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is present.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for the board to substitute another person for a nominee, the individuals named on the proxy card will vote your shares for that other person.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares covered by each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in its quarterly report on Form 10-Q for the second quarter of 2008.

How may I obtain a copy of Smart Balance’s bylaw provisions regarding stockholder proposals and director nominations?

You may contact the corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

Item 1 — Election of Directors

The Company’s restated certificate of incorporation provides that the number of directors will be not less than two nor more than ten with the actual number being fixed from time-to-time by resolution of the board. The number of authorized directors as of the date of this proxy statement is nine. The board of directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

The terms for three directors will expire at this 2008 annual meeting. The three nominees named below are the only individuals that our board has nominated for election to the board at this 2008 annual meeting. Directors elected at the 2008 annual meeting will hold office for a three-year term expiring at the annual meeting in 2011 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of the Company.

If you sign your proxy card or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted FOR the three persons recommended by the board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

All of the nominees have indicated to the Company that they will be available to serve as directors. If any nominee should for any reason become unavailable to serve prior to the annual meeting, the board will, prior to the annual meeting, (i) reduce the size of the board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the board, unless authority to vote for all candidates nominated by the board is withheld, or (iii) leave the seat vacant to be filled at a later time. The information presented below for the director nominees has been furnished to the Company by the director nominees and directors.

Director Nominees for Three Year Terms That Will Expire in 2011:

William E. Hooper Age 71	William E. Hooper has been a member of our board of directors since June 2005. In September 2005, Mr. Hooper formed Hooper Consulting LLC, a marketing communications consultancy. From 2000 to September 2005, Mr. Hooper served as chairman of Trahan, Burden & Charles Inc., or TBC, a mid-sized advertising agency headquartered in New York and Baltimore that provides creative, public relations, media planning and buying, and direct marketing services to a broad spectrum of corporate customers. Among TBC’s clientele was Dow Jones & Company, Nextel Communications, Vanguard Securities, Yellow Book Directories, Gaylord Hotels, The Mills Corporation and the National Security Agency.
Mr. Hooper holds a B.S. degree in business administration from Loyola College of Maryland and has served on the board of trustees of the Loyola College of Maryland, the National Aquarium and the St. Joseph’s Medical Center in Baltimore. He was also a member of the U.S. Army Reserve Military Police Corp. from 1958 to 1966.

Gerald J. Laber Age 64	Gerald J. “Bud” Laber has been a member of our board of directors since June 2005. Mr. Laber has been a private investor since 2000, when he retired after 33 years of service with Arthur Andersen. Mr. Laber was a partner with Arthur Andersen from 1980 to 2000 and, with the exception of a leave for military service from 1966 through 1968, was employed by Arthur Andersen from 1965 until retiring in 2000. Mr. Laber is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. From July 2003 to May 2006, he has served as a member of the board of directors and chair of the audit committee of Healthetech, Inc.; since October 2003 on the board of directors and chair of the audit committee of Centennial Specialty Foods Corporation; since February 2004 on the board of directors and as chair of the audit committee of Scott’s Liquid Gold, Inc; from April 2004 to March 2007 on the board of directors and as chair of the audit committee of Spectralink Corporation; since July 2004 on the board of directors and as chair of the audit committee of Qualmark Corporation; and from July 2004 to July 2007 on the board of directors and audit committee (chair since October 2005) of Applied Films Corporation. Each of these companies is, or was, publicly traded. Effective January 1, 2008, Mr. Laber was appointed president of The Catholic Foundation of Northern Colorado.
Mr. Laber holds a B.S.B.A. degree with a major in accountancy from the University of South Dakota, and is a member of the board of directors or trustees of two charitable organizations with offices in the metropolitan Denver, Colorado area and is a member of the board of trustees of the University of South Dakota Foundation.
James B. Leighton Age 52	James B. Leighton has been a member of our board of directors since August 2007. From 2006 to the present, Mr. Leighton has served as the senior vice president of operations and supply chain of Perdue Farms Incorporated, a large, privately-held poultry company. From 2002 to 2006, Mr Leighton served as the senior vice president of operations of Conagra Foods, Inc., one of the largest food companies in the United States.
Mr. Leighton holds a B.S.B.A. degree in business administration and industrial relations from the University of Iowa and a masters degree in business administration from Keller Graduate School of Management.

Required Vote:

Directors are elected by a plurality of the votes cast at the meeting, which means that the three nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to that director or directors, although it will be counted for purposes of determining whether there is a quorum.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED ABOVE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED SO UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

Directors Not Being Elected in 2008:

The directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or until their respective successors are elected and qualified, or until their earlier death, resignation or removal. Information regarding each of such directors is provided below.

Directors Whose Terms Will Expire in 2009:

Robert J. Gillespie Age 65	Robert J. Gillespie has been a member of our board of directors since September 2005. Mr. Gillespie is currently the principal of Westmount Investments, LLC, a privately held investment company. In February 2006, Mr. Gillespie joined the board of directors of Kristian Regale, a private company engaged in the sparkling juice business. Mr. Gillespie also serves on the board of directors of Dominex, a private consumer food company, Saddle River Valley Bank and the Delbarton School. He formerly served on the boards of directors of Factory Mutual Insurance Company and Advanced H2O Inc., Tiger 21, The Valley Hospital and CSC Consumer Products and he is the former chairman of the Sarah W. Stedman Center for Nutritional Studies at Duke University.
Mr. Gillespie holds a Bachelors degree in Science from St. Mary’s University of Halifax, Canada; a Bachelors degree in mechanical engineering from Dalhousie University of Halifax, Canada; and a Master of Science degree in industrial administration from Purdue University.
Robert F. McCarthy Age 58	Robert F. McCarthy has been a member of our board of directors since June 2005. Since 2004, Mr. McCarthy has been active in advising several consumer packaged goods companies and managing his personal investments. From 1998 to 2004, Mr. McCarthy co-led the roll-up of the consumer packaged goods food sales agency business that resulted in the creation of a national agency, Acosta Sales and Marketing Company. From 1998 to 2004, Mr. McCarthy served as president of the Acosta Grocery Channel, the grocery division of Acosta Sales and Marketing.
Mr. McCarthy holds a BBA degree in marketing from the University of Notre Dame and a Master of Management degree from the Kellogg School of Business at Northwestern University.
Michael R. O’Brien Age 64	Michael R. O’Brien was a member of our board of directors from June 2005 to November 2005 and was a senior advisor to us until August 2007, when he was appointed to our board of directors. Mr. O’Brien co-founded Catalina Marketing Corporation, a direct marketing company, in 1983, and served as Catalina’s president until 1989 and as its chairman of the board and chief executive officer until 1992. Since 1992, Mr. O’Brien has been chairman emeritus of, and a consultant to, Catalina. Catalina was founded to develop and distribute behavior-based communications for consumer packaged goods and pharmaceutical products manufacturers, marketers and retailers. Mr. O’Brien has previously served on the boards of directors of MemberWorks and Imagitas, Inc. MemberWorks designs and markets innovative membership programs that offer members access to significant savings at national brand name service providers and merchants, while membership organizations receive royalties in exchange for providing MemberWorks with members. Imagitas is a targeted direct mail marketing company serving Federal and state governmental agencies such as the U.S. Postal Service and corporate clients such as Home Depot and Ford. Imagitas was sold to Pitney Bowes Inc. in 2005. Mr. O’Brien currently serves on the board of directors of Velocity Media, Inc.
Mr. O’Brien attended the University of Kansas from 1961 – 1965.

Directors Whose Terms Will Expire in 2010:

Robert S. Gluck Age 58	Robert S. Gluck has been a vice chairman and a member of our board of directors since November 2005. On May 14, 2007, he assumed the duties of our chief financial officer until January 7, 2008, when he was named chief operating officer. From 2000 to 2004, Mr. Gluck served as the senior vice president and chief financial officer of Unilever United States, Inc. Mr. Gluck has also provided consulting services to companies throughout the food industry through his consulting firm, Matthew Robert Associates, LLC, where he specialized in strategic planning, financial operations review, mergers and acquisitions, divestitures, competitive analysis and peer group benchmarking. In February 2006, Mr. Gluck became the president of Kristian Regale, a private company engaged in the sparkling juice business. Mr. Gluck has no active day-to-day management role with either Matthew Robert Associates, LLC or Kristian Regale.
Mr. Gluck holds a Bachelors degree in marketing from the New York Institute of Technology and an MBA in finance from St. John’s University. He is a member of Financial Executives Institute, the Association for Corporate Growth, the Food Marketing Institute, and the National Restaurant Association.
Stephen B. Hughes Age 53	Stephen B. Hughes has been our chairman of the board, chief executive officer and director since our inception. Mr. Hughes served as the sole officer and director of Hughes Consulting, Inc. from 2004 to 2007. From 2004 to 2007, Mr. Hughes served as a director of The Cambridge Group, a leading demand strategy consulting firm headquartered in Chicago, Illinois. While with Cambridge, Mr. Hughes has led or participated in securing new marketing strategy engagements with a number of major consumer packaged goods companies. From 2002 to 2004, Mr. Hughes served first as vice president of sales and then as the senior vice president of marketing and sales for White Wave Foods Company, a division of Dean Foods Company. In June 2004, Mr. Hughes was also named senior vice president of marketing and research and development for Dean Foods’ newly formed White Wave division, a $1.1 billion division with brands including Silk, Horizon, International Delight, Land-o-Lakes and Marie’s. From 2000 to 2002, he served as chairman of the board and chief executive officer of Frontier Natural Product, Inc., a privately held cooperative providing distribution services, organic ingredients and spices to the natural foods industry.
Mr. Hughes holds a Bachelor of Arts degree in economics and political science from Denison University and an MBA degree with a concentration in marketing and finance from the University of Chicago. He also serves on the board of trustees for the Alexander Dawson School and the Boulder Valley Lacrosse Association.

James E. Lewis Age 59	James E. Lewis has been a director since inception and served as our vice chairman until May 14, 2007. Since 1991, Mr. Lewis has served as chairman and chief executive of Jeltex Holdings, LLC, formerly Jeltex Holdings, Inc. The Jeltex group has been comprised of significant or controlling ownership stakes acquired, held and sold for Mr. Lewis’ personal account in a vertically integrated group of private food businesses engaged in vegetable farming, fresh produce distribution, manufacture of canned foods and retail grocery distribution. Today, Mr. Lewis and his spouse hold a controlling interest in Centennial Specialty Foods Corporation, a public company engaged in the manufacture and marketing of specialty branded, quality ethnic Southwestern canned sauces and food products.

Mr. Lewis is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. He holds a BBA degree in accounting from Texas Tech University. Mr. Lewis is the sole officer and director of Jeltex Holdings, LLC.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

The Company’s restated certificate of incorporation provides that the number of directors will be not less than two nor more than ten with the actual number being fixed from time-to-time by resolution of the board. Our board of directors currently consists of nine members. Our board of directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

Number of Meetings of the Board of Directors

The board held eight meetings during 2007. Directors are expected to attend board meetings and meetings on committees for which they serve, and to spend time needed and meet as frequently as necessary to properly discharge their responsibilities. The standing committees of the board held an aggregate of sixteen meetings during 2007. Each director attended at least 75% of the aggregate number of meetings of the board and the board committees on which he or she served during the period.

Attendance at Annual Meetings of the Stockholders

The Company has no policy requiring directors and director nominees to attend the annual meeting of stockholders; however, all directors and director nominees are encouraged to attend. The 2008 annual meeting is our first annual meeting since our inception in 2005 because prior to May 21, 2007, when we acquired GFA Brands, Inc., we were a blank check company with no operations.

Director Independence

Rules of the Nasdaq Global Market require that the board be comprised of a majority of “independent directors.” In determining the independence of our directors, the board uses independence standards that mirror exactly the criteria specified by Nasdaq rules.

Based upon the information submitted by each of its directors, and following the recommendation of the Nominating and Corporate Governance Committee, the board has determined that the following directors are independent: James E. Lewis, Robert J. Gillespie, Gerald J. Laber, James B. Leighton, Robert McCarthy and Michael R. O’Brein.

Communications Between Stockholders and the Board

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group: c/o the Corporate Secretary, 115 West Century Road, Suite 260, Paramus, New Jersey 07652. The corporate secretary will forward all correspondence to the intended director(s).

Committees of the Board of Directors

Our board currently has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition, duties and responsibilities of these committees are set forth below. Committee members hold office for a term of one year.

Audit Committee.  The audit committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, is composed of Messrs. Gillespie, Laber and McCarthy and is chaired by Mr. Laber. The directors we have appointed to our audit committee are each an independent member of our board of directors as defined by Nasdaq independence requirements for audit committee members. Each member of our audit committee is financially literate, and our board of directors has determined that Mr. Laber qualifies as an “audit committee financial expert,” as such term is defined by SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The audit committee met ten times during 2007.

The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter. The principal responsibilities of the audit committee are to assist the board with its oversight responsibilities regarding:

•	the accounting and financial reporting processes of the Company;

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the registered independent auditor’s qualifications and independence; and
•	the performance of the independent auditor in its audits of the Company’s financial statements.

The audit committee charter was adopted by the board of directors and is reviewed annually by the audit committee. A copy of the audit committee charter is available on our website at www.smartbalance.com.

Compensation Committee.  The compensation committee is composed of Messrs. Lewis, Laber, Leighton and McCarthy, all of whom are independent as defined by Nasdaq independence requirements, and is chaired by Mr. Lewis. The compensation committee held four meetings in 2007. The duties and responsibilities of the compensation committee include:

•	recommending to the board for approval and evaluating, the compensation plans, policies and programs of the Company, especially those regarding executive compensation and compensation of the board;
•	determining the compensation of the chief executive officer and all other officers of the Company; and
•	adopting and implementing compensation programs that are designed to attract, motivate and retain high quality employees, encourage superior performance, promote accountability and assure that employee interests are aligned reasonably with the interests of the Company’s stockholders.

A sub-committee of the compensation committee was established on May 14, 2007. The sub-committee consists of Messrs. Laber, Leighton and McCarthy, each of which qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. We established the sub-committee of the compensation committee because one of the members of our compensation committee, although independent under Nasdaq rules, is not considered an “outside director” under Section 162(m) of the Internal Revenue Code. The sub-committee meets and votes separately from the compensation committee on any action taken by the compensation committee which is subject to Section 162(m). The sub-committee of the compensation committee has complete authority over all Section 162(m) matters. We refer to the compensation committee and the sub-committee of the compensation committee collectively herein as the compensation committee.

A copy of the compensation committee charter is available on our website at www.smartbalance.com.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is composed of Messrs. Gillespie, Laber, McCarthy and O’Brien and is chaired by Mr. Gillespie. All members of the nominating and corporate governance committee are independent as defined by Nasdaq independence requirements. The nominating and corporate governance committee met two times in 2007. The purpose of the nominating and corporate governance committee is to assist the board in:

•	the identification of qualified candidates to become board members;
•	the recommendation that the board select nominees for election as directors at the next annual or special meeting of stockholders at which directors are to be elected;
•	the recommendation that the board select candidates to fill any vacancies on the board; and
•	the development and recommendation to the board of a set of corporate governance guidelines and principles applicable to the Company.

The nominating and corporate governance committee evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. The Company has established, through its nominating and corporate governance committee, selection criteria that identify desirable skills and experience for prospective board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, leadership skills, strategic thinking, willingness to make time commitment, breadth of knowledge about matters affecting us and our industry, skills and experience in different disciplines important to us and our industry, sound business judgment and other criteria determined by the nominating and corporate governance committee from time to time. The Company has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees, but may retain a search firm in the future if the nominating and corporate governance committee determines that it is appropriate. The policy of the nominating and corporate governance committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals for the 2009 Annual Meeting.”

A copy of the nominating and corporate governance committee charter is available on our website at www.smartbalance.com.

Code of Business Conduct and Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Business Conduct and Ethics, which is intended to insure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers all areas of professional conduct, including, among other things, conflicts of interest, fair dealing and the protection of confidential information, as well as strict compliance with all laws, regulations and rules. Any material waiver or changes to the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted after full disclosure to the chairman of the nominating and corporate governance committee. The full text of the Code of Ethics is available on our website at www.smartbalance.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

The audit committee has adopted written policies and procedures for the committee to review and approve or ratify related party transactions involving Smart Balance, any of its executive officers, directors or 5% or more shareholders or any of their family members. These transactions include:

•	transactions that must be disclosed in proxy statements under SEC rules; and
•	transactions that could potentially cause a non-employee director to cease to qualify as independent under Nasdaq listing requirements.

Transactions that are deemed immaterial under SEC disclosure requirements are generally deemed pre-approved under these written policies and procedures, including transactions with a company with which a Smart Balance director’s sole relationship is as a non-employee director and the total amount involved does not exceed 1% of the other company’s total annual revenues.

Criteria for audit committee approval or ratification of related party transactions include:

•	whether the transaction is on terms no less favorable to Smart Balance than terms generally available from an unrelated third party;
•	the extent of the related party’s interest in the transaction;
•	whether the transaction would interfere with the performance of the officer’s or director’s duties to Smart Balance;
•	in the case of a transaction involving a non-employee director, whether the transaction would disqualify the director from being deemed independent under Nasdaq listing requirements; and
•	such other factors that the audit committee deems appropriate under the circumstances.

During 2007, there have been no transactions of more than $120,000 between Smart Balance and any shareholder, director or executive officer other than the following transactions, which were approved by the audit committee:

On February 15, 2007, Stephen B. Hughes, our founder and chief executive officer, agreed to lend the Company up to $500,000 to cover operating expenses, to be drawn as needed by the Company. The loan had interest at a rate equal to the lowest applicable federal short term rate in effect pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, as the same may be adjusted from time to time. The total amount owed on the loan and accrued interest of $4,000 were repaid in full on June 19, 2007.

In June 2007, we reimbursed the following amounts, without interest, for out-of-pocket expenses incurred in connection with activities on our behalf that occurred prior to our initial business combination:

•	$85,645 to Stephen B, Hughes, our chief executive officer,
•	$85,645 to James E. Lewis, one of our directors, and
•	$84,710 to Robert S. Gluck, our chief operating officer.

The Company previously paid approximately $10,000 a month for office space and general and administrative services to affiliates of Stephen B. Hughes, our chairman and CEO, and James E. Lewis, one of our directors. This arrangement terminated on May 21, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of Common stock with the Securities and Exchange Commission and the Nasdaq Global Market. Based on a review of the reports filed with the Securities and Exchange Commission during 2007, the Company believes that all Section 16(a) filing requirements were met in 2007 except for: (i) a late Form 3, reporting initial ownership amounts, and a late Form 4, reporting the grant of 90,000 options to purchase common stock, filed by Michael R. O’Brien; and (ii) a late Form 3, reporting initial ownership amounts, and a late Form 4, reporting the grant of 90,000 options to purchase common stock, filed by James B. Leighton; (iii) a late Form 4 reporting the purchase of 26,765 shares of common stock and 13,889 shares of Series A convertible preferred stock filed by Robert J. Gillespie.

EXECUTIVE COMPENSATION

Executive Officers

Information regarding our executive officers is provided below:

Name	Age	Title
Stephen B. Hughes	53	Chairman of the Board, Chief Executive Officer and Director
Robert S. Gluck	58	Chief Operating Officer, Vice Chairman and Director
John F. Konzelmann	60	Vice President, Controller and Principal Accounting Officer
Alan S. Gever	53	Executive Vice President and Chief Financial Officer

For information with respect to Messrs. Hughes and Gluck, please see the information in the board of directors listing on the preceding pages.

John F. Konzelmann has been the principal accounting officer since June 2007. Mr. Konzelmann has a broad-based knowledge of the financial, accounting and administrative functions of a business. From June 2005 to June 2007, Mr. Konzelmann served as the vice president, controller and chief accounting officer of Alpharma, Inc. He served as assistant corporate controller and director of financial reporting of Unilever United States Inc. from 2000 until April 2004. From 1994 to 2000, Mr. Konzelmann served as assistant corporate controller of Bestfoods, prior to Unilever’s acquisition of Bestfoods.

Mr. Konzelmann is a certified public accountant and holds a bachelors degree and a masters in business administration from Fairleigh Dickinson University in New Jersey.

Alan S. Gever served as our vice president of financial planning and analysis until January 7, 2008, when he was appointed to be our executive vice president and chief financial officer. Mr. Gever has a broad-based knowledge of the financial, accounting and administrative functions of a business. While serving as our vice president of financial planning and analysis, Mr. Gever was responsible for leading many internal planning, financial operations, and investor relations efforts. Mr. Gever served as chief financial officer and general manager of the Nabisco Refrigerated Foods Group from 1992 to 1999 which consisted of consumer branded margarine and egg substitute products. In 2000, Mr. Gever founded ShareMax.com, an internet-based provider of strategic sourcing services to the consumer packaged goods industry. From 2001 to 2003 Mr. Gever served as chief financial officer of the Ultimate Juice Company which was, at the time, the nation’s largest fresh juice manufacturer with juice brands such as Naked Juice, Orchid Island, and Zeigler’s along with Saratoga Spring bottled water. From 2003 to May 2007, Mr. Gever was a principal of Northpointe Consulting Group LLC providing management consulting services to startup and small-cap companies primarily in the food and beverage industry.

Mr. Gever received his bachelor’s degree in business management from Seton Hall University in New Jersey.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives

The Company’s compensation program is designed to attract, retain and motivate executives who are capable of delivering superior business results. We compensate our executives through a mix of base salary, incentive bonus and long-term equity compensation with an emphasis on incentives that reward strong business performance. Our compensation programs are designed to be competitive, but try to avoid pay elements like perquisites that do not directly support the Company’s values and business strategy even if common in the marketplace. A heavy emphasis is placed on multi-year incentives in order to align the interest of management with stockholders.

Oversight of Compensation

The compensation committee is responsible for analyzing and recommending for approval to the board the material terms of all executive compensation arrangements, stock awards, compensation and benefit packages. The compensation committee determines the compensation of the CEO and all other officers. With respect to other officers, the compensation committee will consider the input of the CEO and the COO.

The compensation committee relies upon outside advisors to assist in program design and develop program elements. During 2007, the compensation committee retained Frederic W. Cook & Co., Inc., who assisted it in determining key elements of the compensation program, including the cash compensation structure, annual incentive bonus design and equity incentives. In 2007, we paid Frederic W. Cook & Co. approximately $85,000.

Cash Compensation Structure

Cash compensation levels are intended to be market competitive, with cash compensation for executives positioned at or above market median. This was believed reasonable given the experience and skill level of the executives and the absence of other common benefits such as a pension plan. Cash compensation consists of a base salary and an annual incentive bonus, which is only payable if annual board-approved threshold targets are met. Executives’ cash compensation is determined based upon pre-established tiers. Actual cash compensation will not deviate from the pre-established tiers except in unique situations, such as new hire situations in order to be market competitive for a uniquely qualified individual. The Company established tiers to align itself with accepted industry practice, and the pay scale within each tier was designed to be competitive.

Base Salary

Base salary is fixed compensation payable twice a month and is intended to compensate for daily responsibilities assigned to the position. Normal merit increases to base salaries are expected in future years; however, the Company does not anticipate any major, broad-based step-ups in pay levels. No merit increases have been given to any executives, but starting in 2008, it is the Company’s intention to review each executive’s performance annually and award any merit increase in connection with the annual review process. A number of key factors will be considered in determining an executive’s eligibility for a merit increase, including, without limitation, job performance, market competitiveness, contributions to achievements of Company plans and leadership skills.

In 2007, our secured debt agreement required the total cash compensation of Stephen B. Hughes and Robert S. Gluck be limited to $400,000 and $300,000, respectively. The 2008 base salary of Stephen B. Hughes and Robert S. Gluck has been set at $500,000 and $400,000, respectively.

Annual Non-Equity Incentive Bonus

The objectives of the Company’s non-equity incentive bonus program are to encourage and support profitable growth of the Company’s business by measuring the Company’s success against meeting or exceeding annual net revenue and EBITDA goals. The board identified net revenue and EBITDA as the two key metrics because growth in these two areas was perceived to be most closely aligned with increasing stockholder value. After discussion with investment bankers, we concluded that we are identified as a high-growth company and our value would be directly related to our growth in net revenue. Although we determined that our value was primarily related to growth in net revenue, we also included the more traditional measure of EBITDA to ensure a fair return to our stockholders. Incentivizing executives to maximize top line revenues and cash flow is consistent with the Company’s philosophy of rewarding results which are most likely to lead to increased stockholder value. All employees will be measured against these two key metrics, except in the case of sales employees whose incentive bonus may be measured against their own unique metrics.

All employees are eligible to participate in the bonus program with target bonus percentages ranging from 10%  –  100% of base salary. Lower bonus percentages apply to employees who have a limited ability to impact operating results while higher percentages are assigned to more senior executives who have a bigger impact on the Company’s ability to increase net revenues and cash flows. Participants who are not employed for the full year are eligible for a prorated bonus. In order to receive a bonus, a participant must be employed with the Company on the date the bonus is paid. All bonuses payable to executives will be subject to final approval by the compensation committee. The compensation committee has discretion to adjust individual bonus awards to executives provided the total bonus pool does not increase.

Bonuses are determined on a calendar year basis and are based upon net revenue (60% of bonus pool) and EBITDA (40% of bonus pool) thresholds, targets and maximums established by the board of directors. No bonuses are paid unless the threshold is achieved, with the threshold amounts set at approximately 85% of the target. If target numbers are achieved, 100% of the bonus is earned with straight-line interpolation of results between threshold and target. Employees may be entitled to up to 200% of a targeted bonus in the event the Company exceeds the target revenue or EBITDA established by the board of directors with straight-line interpolation of results between target and the maximum. However, for all executives, any bonus amount over 100% is not be paid until the following year and then it will only be paid if the Company meets or exceeds both the revenue and EBITDA results for that year. In the event the Company fails to meet or exceed prior-year results in both areas, the excess bonus will not be paid. This “clawback provision” is consistent with the Company’s philosophy of only rewarding sustainable growth. Net revenues are based on the Company’s year-end audited financial statements, and EBITDA is calculated by taking the sum of net income of the Company and its subsidiaries plus interest charges, taxes, depreciation and amortization all calculated in accordance with the Company’s senior secured debt financing loan documentation. No bonus is paid or accrued if it would cause an event of default under the Company’s first or second lien credit facility.

In 2007, the board established a target net revenue of $179 million and a target EBITDA of $33.7 million. The incentive bonus program was effective for 2007; however, no bonuses were paid or accrued because the Company failed to achieve the thresholds or targets established by the board. Furthermore, during 2007, our secured debt agreement required the total cash compensation of Stephen B. Hughes and Robert S. Gluck be limited to $400,000 and $300,000, respectively. Therefore, Messrs. Hughes and Gluck were not eligible to participate in our non-equity incentive bonus plan for 2007.

Payment of annual incentive bonuses is consistent with the Company’s philosophy of rewarding employees for consistently achieving high performance expectations over time. In establishing threshold, target and maximum revenue and EBITDA goals, the Company will use as its benchmark its mission to achieve net revenue of $500 million and EBITDA of $100 million in the next three to five years.

Equity Incentives — Overview

The Company strongly believes that providing executives with an opportunity to increase their ownership of common stock aligns their interests with stockholders. We maintain the Stock and Awards Plan, which we refer to as the stock plan, in order to promote the long-term growth and financial success of the Company and substantially increase stockholder value by attracting and retaining outstanding executives, employees, consultants and advisors.

No restricted stock or restricted stock units have been awarded because the Company believes that stock options are more consistent with the Company’s incentive based philosophy and aligns executives’ interests more closely with the interests of stockholders. Our executives do not realize any value on their stock options (as opposed to restricted stock) unless the value of the Company increases. The Company may decide to award restricted stock or restricted stock units in the future. Although executives realize value from restricted stock and restricted stock units regardless of whether the value of the Company increases, awards of restricted stock and restricted stock units can benefit our stockholders because they generally involve fewer shares and therefore are less dilutive than stock options.

Approximately 55% of our stock option awards are subject to time vesting. Normal time vesting is over a four-year period in equal installments. The four-year vesting schedule, which is longer than the most common practice, reflects the Company’s philosophy of designing benefit plans to provide for longer-term retention.

The remaining 45% of our stock options are subject to performance vesting, which is tied to the achievement of stock price hurdles of the Company’s stock. One-half of the stock options subject to performance vesting will vest, if at all, when the Company’s stock closes at or above $16.75 for 20 out of 30 trading days. The remaining one-half will vest, if at all, when the Company’s stock closes at or above $20.25 for 20 out of 30 trading days.

On May 21, 2007, we completed a private placement of common stock and Series A convertible preferred stock in order to raise a portion of the proceeds necessary to finance the acquisition of GFA. The time and performance vesting stock options were coordinated with providing our private placement investors an attractive rate of return on their investment before executives would realize their performance based stock options. The first vesting hurdle of $16.75 was established to provide private placement investors with approximately a 125% return on their initial investment and the second vesting hurdle of $20.25 was established to provide private placement investors with approximately a 175% return on their initial investment.

Change in Control

Each of our named executive officers has a change of control agreement. The Company believes these change of control arrangements, the value of which are contingent on the value obtained in a change of control transaction, effectively create incentives for our executives to build stockholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment and potentially not having the opportunity to otherwise vest in equity awards which comprise a significant component of each executive's compensation. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements.

Our change of control arrangements for our executive officers are “double trigger,” meaning that acceleration of vesting is not awarded upon a change of control unless the executive's employment is terminated involuntarily (other than for cause) or a voluntary termination for “good reason” within 12 months following a change of control. We believe this structure strikes a balance between the incentives and the executive hiring and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn the remainder of their equity awards.

Our named executive officers are categorized into different tiers, and severance payments vary by tier with the most senior officers being entitled to two times salary plus 100% of the target bonus for the year of termination, some officers being entitled to 1.5 times salary plus 100% of the target bonus for the year of termination and more junior officers being entitled to just one times salary plus 100% of the target bonus for the year of termination. Severance payments are also subject to an excise tax gross up in the event an excise tax is imposed upon the terminated employee. The gross-up payment will be in such amount as is necessary to place the employee in the same after-tax financial position that the employee would have been in if there were no excise tax.

The change in control agreements are renewed annually and the compensation committee intends to reevaluate the existing agreements later this year.

Retirement: 401(k) and Profit-Sharing Plan

To provide executives with the opportunity to save for retirement on a tax-deferred basis, the Company sponsors a 401(k) plan. Pursuant to the plan, the Company matches dollar for dollar employee contributions up to a maximum of 5%. The predecessor company (GFA) maintained a 401(k) plan and the Company deemed it advisable to continue the 401(k) plan to retain legacy employees. In 2007, none of our named executive officers participated in the Company’s 401(k) plan.

Non-Qualified Deferred Compensation Plan

The Company sponsors a non-qualified deferred compensation plan that allows named executive officers to defer compensation to a later date that otherwise would be paid when earned. The deferred compensation plan became effective as of January 1, 2008. The purpose of the deferred compensation plan is to attract and retain key employees by providing each plan participant with an opportunity to defer receipt of a portion of their salary, bonus, commission, and other specified compensation (if any). Most of the Company’s competitors with whom we compete for talented, experienced executives have similar deferred compensation plans.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Sincerely,

James E. Lewis
Gerald J. Laber
James B. Leighton
Robert F. McCarthy

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table for 2007

The following table summarizes the compensation of our chief executive officer, our chief operating officer (who served as our chief financial officer from May 2007 until January 2008) and our principal accounting officer for the year ended December 31, 2007. We refer to these individuals as our “named executive officers.” Alan S. Gever, one of our named executive officers, is not included in the following tables because he was not an executive officer until his appointment to chief financial officer in January 2008.

Amounts included in the “All Other Compensation” column below for Messrs. Hughes and Gluck includes the fair market value of founders’ stock released from escrow on October 11, 2007. Such founders’ stock, when purchased in June 2005, was freely transferable and not subject to a substantial risk of forfeiture. In December 2005, all of the common stock purchased by our executives and directors from us in June 2005 at a price of approximately $0.008 per share, was placed in escrow, as required by our IPO underwriters, with Continental Stock Transfer & Trust Company, as escrow agent. The founders’ stock was only to be released from escrow on December 16, 2008 in the event that we were able to complete an initial business combination, but one-half of the escrowed shares could be released after our initial business combination if our stock closed at $11.50 or above for a specified period of time.

None of our executive officers or directors received any compensation for services rendered prior to our initial business combination on May 21, 2007 although they were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf that occurred prior to our initial business combination.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Stephen B. Hughes Chairman and CEO	2007	$397,477	(1)	—	—	$1,316,617	(2)	—	$8,034,762	(3)	$9,748,856
	2006	—		—	—	—		—	—		—
Robert S. Gluck Vice chairman and COO (CFO until January 2008)	2007	$299,999	(1)	—	—	$1,316,617	(2)	—	$1,848,063	(3)	$3,464,679
	2006	—		—	—	—		—	—		—

John F. Konzelmann Vice president, controller and PAO	2007	$112,450	(4)	—	—	$196,885	(2)	—	—		$309,335

(1)	During 2007, our secured debt agreement required the total cash compensation of Stephen B. Hughes and Robert S. Gluck be limited to $400,000 and $300,000, respectively.
(2)	The amounts in this column represent the aggregate amount recognized for financial reporting purposes in 2007 in accordance with FAS 123(R) as presented in our audited financial statements contained in our annual report of Form 10-K. The FAS 123(R) assumptions used in the calculation of the stock options are provided in the table below. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise

FAS 123(R) Assumptions:

The following table sets forth the FAS 123(R) assumptions used in the calculation of the stock options presented in our “Summary Compensation Table.”

2007
Weighted average risk-free interest rate	4.69%
Dividend yield	—
Weighted average volatility	35.9%
Expected life of stock options subject to performance vesting	10 years
Expected life of stock options subject to time vesting	7 years

(3)	Represents the fair market value of founders’ stock released from escrow. The amount was calculated as follows: the number of shares beneficially owned that were released from escrow (652,702 shares in the case of Mr. Hughes and 150,127 shares in the case of Mr. Gluck) multiplied by $12.31, the closing price of our common stock as reported on October 11, 2007, the date on which the founders’ shares were released from escrow. See the “Principal Stockholders” section included elsewhere in this proxy statement for the amount of founders’ stock beneficially owned by our executive officers and directors that remains in escrow until December 2008.
(4)	For services performed from June 11, 2007, Mr. Konzelmann’s date of hire.

Grants of Plan-Based Awards in 2007

The Company’s non-equity incentive bonus program is designed to encourage and support profitable growth of the Company’s business by measuring the Company’s success against meeting or exceeding annual net revenue and EBITDA goals. We also maintain the stock plan in order to promote the long-term growth and financial success of the Company and substantially increase stockholder value by attracting and retaining outstanding executives, employees, consultants and advisors. Approximately 55% of stock option awards are subject to time vesting. The remaining 45% of stock options are subject to performance vesting, which is tied to the achievement of stock price hurdles of the Company’s stock.

For more information about our non-equity incentive plan and our stock plan, see the section entitled “Compensation Discussion and Analysis” included elsewhere in this proxy statement.

The table below displays the grants of plan based awards made to our named executive officers in 2007.

	Grant Date	Date of Comp Comm Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Name			Threshold ($)		Target ($)		Maximum ($)		Target (#)
Stephen B. Hughes Chairman and CEO			—	(2)	—	(2)	—	(2)
	5/21/07	5/14/07							750,000	(3)		$9.85	$784,600
	5/21/07	5/14/07									750,000	$9.85	$532,016
Robert S. Gluck Vice chairman and COO (CFO until January 2008)			—	(2)	—	(2)	—	(2)
	5/21/07	5/14/07							750,000	(3)		$9.85	$784,600
	5/21/07	5/14/07									750,000	$9.85	$532,016
John F. Konzelmann Vice president, controller and PAO			59,500	(4)	$70,000	(4)	$140,000	(4)
	6/11/07	5/14/07							125,000	(3)		$10.00	$117,328
	6/11/07	5/14/07									125,000	$10.00	$79,557

(1)	The amounts in this column represent the grant date fair value of the equity award calculated in accordance with FAS 123(R) as presented in our audited financial statements contained in our annual report on Form 10-K. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise.
(2)	During 2007, our secured debt agreement required the total cash compensation of Stephen B. Hughes and Robert S. Gluck be limited to $400,000 and $300,000, respectively. Therefore, Messrs. Hughes and Gluck were not eligible to receive any payouts under our non-equity incentive bonus plan for 2007.
(3)	Consists of stock options subject to performance vesting. One-half of the options will vest, if at all, when the Company’s stock closes at or above $16.75 for 20 out of 30 trading days. The remaining one-half of the options will vest, if at all, when the Company’s stock closes at or above $20.25 for 20 out of 30 trading days.
(4)	Represents threshold, target and maximum possible payouts for 2007 under the Company’s non-equity incentive bonus plan. None of these awards were paid as performance targets were not met.

Outstanding Equity Awards at 2007 Year-End

The following table sets forth the outstanding equity awards held by our named executive officers at December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Stephen B. Hughes Chairman and CEO	—
		750,000	(1)			$9.85	5/21/17
				750,000	(2)	$9.85	5/21/17
Robert S. Gluck Vice chairman and COO (CFO until January 2008)	—
		750,000	(1)			$9.85	5/21/17
				750,000	(2)	$9.85	5/21/17
John F. Konzelmann Vice president, controller and PAO	—
		125,000	(3)			$10.00	6/11/17
				125,000	(2)	$10.00	6/11/17

(1)	The options are subject to time vesting in equal installments over a four year period on each of May 21, 2008, 2009, 2010 and 2011.
(2)	One-half of the options will vest, if at all, when the Company’s stock closes at or above $16.75 for 20 out of 30 trading days. The remaining one-half of the options will vest, if at all, when the Company’s stock closes at or above $20.25 for 20 out of 30 trading days.
(3)	The options are subject to time vesting in equal installments over a four year period on each of June 11, 2008, 2009, 2010 and 2011.

Potential Payments upon Termination or Change-in-Control

We have entered into change of control agreement with each of Messrs. Hughes, Gluck, Gever and Konzelmann. The agreements expire on December 31 of each year and automatically renew for successive one-year terms unless either party gives notice of non-renewal within 90 days before the end of the current term. The following describes the compensation that will be payable to our executive officers on termination under these agreements within 12 months following a change of control provided that the executive executes a release agreement in a form reasonably satisfactory to the Company.

If we terminate the executive for “cause” or the executive terminates his employment without “good reason,” the executive officer will receive only accrued compensation through the date of termination. If the executive’s employment is terminated due to death or disability, the executive officer will receive accrued compensation plus a pro rata bonus. The payments described in this paragraph will be paid in a lump sum within 45 days after the executive’s termination.

If the executive’s employment is terminated for any reason other than as described in the preceding paragraph, the executive will receive (i) accrued compensation plus a pro rata bonus, and (ii) a sum equal to, in the case of Messrs. Hughes and Gluck, two times annual base salary plus an annual bonus amount, in the case of Mr. Gever, 1.5 times annual base salary plus an annual bonus amount, and for Mr. Konzelmann, one year of annual base salary plus an annual bonus amount. In addition, all unvested stock options, restricted stock, or other securities will vest immediately. The payments described in this paragraph will be paid (without interest) in equal installments, in accordance with the Company’s standard payroll practices over the 12 months immediately following the executive’s termination.

If payments we make in connection with a change of control would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code, the payments to the executive will be “grossed-up” to cover excise taxes.

The definition of “cause” includes:

•	a breach of the agreement and failure to cure the breach within 10 days after written notice by us of the breach;
•	a failure to perform duties to the Company and failure to cure the breach within 10 days after written notice by us;
•	bad faith, gross negligence, recklessness or willful misconduct in the performance of the executive’s duties;
•	failure to follow the reasonable instructions of the person(s) to whom the executive reports;
•	engaging in conduct that could be materially injurious to the Company;
•	conviction of a felony; or
•	use of illegal drugs.

The definition of “good reason” includes the following:

•	a change in executive’s status, title, position or responsibilities that represents a material adverse change from the status, title, position or responsibilities as in effect within the 90 days preceding the date of a change of control or at any time thereafter or any removal of the executive from or failure to reappoint or reelect the executive to the office or position (or to a substantially similar office or position) in which executive served immediately prior to the date of the change of control;
•	a reduction in the executive’s base salary or any failure to pay the executive any compensation or benefits to which he is entitled;
•	a relocation of the executive beyond a fifty mile radius from the location at which the executive was based previously, except for reasonable travel;
•	the failure by the Company to continue in effect any material compensation or benefit plan unless an equal plan is substituted in its place; and
•	the failure of the Company to obtain an agreement, satisfactory to the executive, from any successors and assigns to assume and agree to perform the change of control agreement.

The definition of “change of control” includes:

•	if any person, directly or indirectly, becomes the beneficial owner of securities of the Company representing 20% or more of the total combined voting power of the Company’s then outstanding securities, but excluding any acquisition of securities by any person directly from the Company or any acquisition by the Company of its outstanding securities;
•	if, during any period of 2 consecutive years, the board ceases to consist of individuals who, at the beginning of such period, constituted the board of directors, and any new director whose election by the board or nomination for election by the Company’s stockholders was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;
•	if (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and (ii) the merger or consolidation is consummated; or
•	if (i) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all of the Company’s assets, and (ii) the sale or disposition is consummated.

The following table illustrates the additional compensation that we estimate would be payable to each of our named executive officers on termination of employment under each of the circumstances described above, assuming the termination occurred on December 31, 2007. Amounts shown below for Messrs. Hughes and Gluck do not included bonus amounts as our secured debt agreement restricted the total amount of compensation payable in 2007 to $400,000 and $300,000, respectively. In 2008 and beyond, Messrs. Hughes and Gluck will not be subject to the compensation restrictions in our secured debt agreement and, therefore, will receive substantially larger payments in the event of a termination in connection with a change of control. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment within 12 months of a change of control:

Name	Pro Rata Bonus ($)		Base Salary X Multiple ($)		Annual Bonus ($)		Early Vesting of Stock Options ($)		Tax Gross-up ($)		Total ($)
Termination by Company With Cause or by the Executive Without Good Reason:
Stephen B. Hughes	—		—		—		—		—		—
Robert S. Gluck	—		—		—		—		—		—
John F. Konzelmann	—		—		—		—		—		—
Death or Disability:
Stephen B. Hughes	—		—		—		—		—		—
Robert S. Gluck	—		—		—		—		—		—
John F. Konzelmann	$70,000	(1)	—		—		—		—		$70,000
Without Cause or by the Executive for Good Reason:
Stephen B. Hughes	—		$800,000	(2)	—		$1,620,000	(4)	$657,350	(5)	$3,077,350
Robert S. Gluck	—		$600,000	(2)	—		$1,620,000	(4)	$612,275	(5)	$2,832,275
John F. Konzelmann	$70,000	(1)	$200,000		$70,000	(3)	$232,500	(4)	—		$572,500

(1)	Mr. Konzelmann’s pro rata bonus amount was calculated as follows:

Target bonus (35% of $200,000) multiplied by a fraction, the numerator of which is the number of days in the fiscal year through the date of termination (365) and the denominator of which is 365.

(2)	During 2007, our secured debt agreement required the total cash compensation of Stephen B. Hughes and Robert S. Gluck be limited to $400,000 and $300,000, respectively. Therefore, the amounts were calculated as follows:

2 multiplied by the total annual cash compensation limitation ($400,000 in the case of Mr. Hughes and $300,000 in the case of Mr. Gluck).

(3)	Mr. Konzelmann’s bonus amount was calculated as follows:

100% of his target bonus amount (35% of $200,000).

(4)	Represents the difference between the closing price of our common stock on December 31, 2007 ($10.93) and the exercise price of the options ($9.85 in the case of Messrs. Hughes and Gluck and $10.00 in the case of Mr. Konzelmann).
(5)	The values of accelerated options used in computing the gross-up payments have been calculated in accordance with IRS regulations, current tax rates and interest rates published by the IRS for March 2008 and are lower than the values shown in the table, which have been calculated in accordance with footnote 4.

Director Compensation for 2007

We pay an annual retainer of $20,000 to each of our non-employee directors, which is pro rated for directors serving less than an entire year, plus $1,500 for each board meeting attended and $1,000 for each board committee meeting attended. We pay an annual retainer of $5,000 to the directors who chair our committees and a $10,000 annual retainer to the chairman of our audit committee.

Amounts included in the “All Other Compensation” column below for each of our directors except for Mr. Leighton represent the fair market value of founders’ stock released from escrow on October 11, 2007. Such founders’ stock, when purchased in June 2005, was freely transferable and not subject to a substantial risk of forfeiture. In December 2005, all of the common stock purchased by our executives and directors from us in June 2005 at a price of approximately $0.008 per share, was placed in escrow, as required by our IPO underwriters, with Continental Stock Transfer & Trust Company, as escrow agent. The founders’ stock was only to be released from escrow on December 16, 2008 in the event that we were able to complete an initial business combination, but one-half of the escrowed shares could be released after our initial business combination if our stock closed at $11.50 or above for a specified period of time.

None of our executive officers or directors received any compensation for services rendered prior to our initial business combination on May 21, 2007 although they were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf that occurred prior to our initial business combination.

The following table summarizes the compensation of our directors for 2007. Please refer to the preceding tables for compensation paid to our executive officers who are also directors.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Robert J. Gillespie	$24,308		$63,842	$245,449	(2)	$333,599
William E. Hooper	$101,406	(3)	$263,323	$245,449	(2)	$610,178
Gerald J. Laber	$34,370		$63,842	$245,449	(2)	$343,661
James B. Leighton	$13,333		$35,426	—		$48,759
James E. Lewis	$23,308		$63,842	$5,739,107	(2)	$5,826,257
Robert F. McCarthy	$29,010		$63,842	$245,449	(2)	$338,301
Michael R. O’Brien	$12,333		$35,426	$245,449	(2)	$293,208

(1)	The amounts in this column represent the aggregate amount recognized for financial reporting purposes in 2007 in accordance with FAS 123(R) as presented in our audited financial statements contained in our annual report of Form 10-K. The FAS 123(R) assumptions used in the calculation of the stock options are provided in the table below. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise.

FAS 123(R) Assumptions:

The following table sets forth the FAS 123(R) assumptions used in the calculation of the stock options presented in our “Director Compensation Table.”

2007
Weighted average risk-free interest rate	4.69%
Dividend yield	—
Weighted average volatility	35.9%
Expected life of stock options subject to performance vesting	10 years
Expected life of stock options subject to time vesting	7 years
(2)	Represents the fair market value of founders’ stock released from escrow. The amount was calculated as follows: the number of shares beneficially owned that were released from escrow (19,939 shares for each director other than Mr. Lewis and 466,215 shares in the case of Mr. Lewis) multiplied by $12.31, the closing price of our common stock as reported on October 11, 2007, the date on which the founders’

shares were released from escrow. See the “Principal Stockholders” section included elsewhere in this proxy statement for the amount of founders’ stock beneficially owned by our executive officers and directors that remains in escrow until December 2008.

(3)	William E. Hooper, one of our directors, is also our employee. Mr. Hooper provides us with marketing services. Amounts included represent Mr. Hooper’s compensation in 2007. Mr. Hooper, as an employee-director, is not entitled to the payment of a board retainer or payments for board or committee meetings attended.

The following table shows the number of stock options held by each director as of December 31, 2007:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Robert J. Gillespie	—	90,000	(1)	—		$9.85	5/21/17
William E. Hooper	—	150,000	(1)			$9.85	5/21/17
				150,000	(2)	$9.85	5/21/17
Gerald J. Laber	—	90,000	(1)	—		$9.85	5/21/17
James B. Leighton	—	90,000	(3)	—		$9.00	8/14/17
James E. Lewis	—	90,000	(1)	—		$9.85	5/21/17
Robert F. McCarthy	—	90,000	(1)	—		$9.85	5/21/17
Michael R. O’Brien	—	90,000	(3)	—		$9.00	8/14/17

(1)	The options are subject to time vesting in equal installments over a four year period on each of May 21, 2008, 2009, 2010 and 2011.
(2)	One-half of the options will vest, if at all, when the Company’s stock closes at or above $16.75 for 20 out of 30 trading days. The remaining one-half of the options will vest, if at all, when the Company’s stock closes at or above $20.25 for 20 out of 30 trading days.
(3)	The options are subject to time vesting in equal installments over a four year period on each of June 11, 2008, 2009, 2010 and 2011.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 2, 2008 by:

•	each of our executive officers and directors; and
•	each person known by us to be the beneficial owner of more than 5% of any class of our voting stock; and
•	all our executive officers and directors, as a group.

Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of stock beneficially owned by them. As of April 2, 2008, we had 62,630,683 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Beneficial Ownership of Common Stock	Percentage of Outstanding Common Stock
Stephen B. Hughes(1)(2)	1,801,305	2.85%
Robert S. Gluck(1))(3)	493,755	*
Alan S. Gever(1)(4)	—	*
James E. Lewis(1)(5)	1,243,951	1.97%
Robert J. Gillespie(1)(6)	146,160	*
William E. Hooper(1)(7)	92,084	*
Gerald J. Laber(1)(8)	78,378	*
Robert F. McCarthy(1)(9)	94,790	*
James B. Leighton(1)	2,280	*
Michael R. O’Brien(1)(10)	197,660	*
O.S.S. Capital Management LP and Oscar S. Schafer(11)	6,482,270	10.35%
Adage Capital Partners, L.P.(12)	5,889,881	9.40%
OZ Management, LP(13)	5,349,016	8.54%
Citigroup Global Markets, Inc.(14)	3,875,100	6.19%
BAMCO, Inc.(15)	3,500,000	5.59%
Glenview Capital Management, LLC(16)	3,308,333	5.28%
Ardsley Advisory Partners(17)	3,145,000	5.02%
All directors and executive officers as a group (11 individuals)	4,150,363	6.47%

*	Less than 1%.
(1)	The business address of each of the noted individuals is 115 West Century Road — Suite 260, Paramus, New Jersey 07652. In calculating the number of shares beneficially owned and the percentage ownership, shares underlying options and founding director warrants held by that individual that are either currently exercisable or exercisable within 60 days from April 2, 2008 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity.

The beneficial ownership of our executive officers and directors also includes the following shares being held in escrow by Continental Stock Transfer and Trust Company until December 2008:

Beneficial Owner	Founder’s Shares in Escrow
Stephen B. Hughes*	577,637
Robert S. Gluck	150,128
James E. Lewis	466,218
Robert J. Gillespie	19,939
William E. Hooper	19,939
Gerald J. Laber	19,939
Robert F. McCarthy	19,939
Michael R. O’Brien	19,939
Total	1,293,676

*	Excludes 75,065 shares held in escrow by three irrevocable trusts established in favor of adult members of Mr. Hughes’ family, as to which Mr. Hughes disclaims beneficial ownership.
(2)	Includes 100,000 shares owned by Mr. Hughes’ spouse and 239,265 shares owned in equal 79,755 share increments by the Caroline Elise Hughes Irrevocable Trust, the John Trevelyn Hughes Irrevocable Trust, and the Henry Thomas Hughes Irrevocable Trust, trusts established for the benefit of Mr. Hughes’ three minor children and as to which his spouse is the trustee. Excludes 150,128 shares sold in November 2005 by Mr. Hughes, at a price equal to that paid by him, to three irrevocable trusts established in favor of adult members of Mr. Hughes’ family, as to which Mr. Hughes disclaims beneficial ownership. The voting rights for shares held in the three trusts are exercisable by the trustee, Mr. Stephen Feldhaus. Beneficial ownership includes 187,500 shares of common stock issuable upon the exercise of options within 60 days of April 2, 2008 and excludes: (i) 375,000 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $16.75 per share for 20 of 30 consecutive trading days; and (ii) 375,000 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $20.25 per share for 20 of 30 consecutive trading days. Of the shares beneficially owned, Mr. Hughes has pledged 408,005 shares as security for a loan.
(3)	Beneficial ownership includes 187,500 shares of common stock issuable upon the exercise of options within 60 days of April 2, 2008 and excludes: (i) 375,000 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $16.75 per share for 20 of 30 consecutive trading days; and (ii) 375,000 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $20.25 per share for 20 of 30 consecutive trading days.
(4)	Beneficial ownership excludes: (i) 87,500 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $16.75 per share for 20 of 30 consecutive trading days; and (ii) 87,500 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $20.25 per share for 20 of 30 consecutive trading days.
(5)	Beneficial ownership includes 448,529 founding director warrants to purchase shares of our common stock at a price of $6.00 per share. Includes 560,919 shares owned by Janis M. Lewis, Mr. Lewis’s spouse, and 22,500 shares of common stock issuable upon the exercise of options within 60 days of April 2, 2008.
(6)	Mr. Gillespie is the principal of Westmount Investments, LLC, a privately held investment company. Beneficial ownership includes 74,248 shares of common stock held by Westmount Investments, LLC; 29,412 founding director warrants to purchase shares of our common stock at a price of $6.00 per share and 22,500 shares of common stock issuable upon the exercise of options within 60 days of April 2, 2008.
(7)	Beneficial ownership includes 14,706 founding director warrants to purchase common stock at a price of $6.00 per share and 37,500 shares of common stock issuable upon the exercise of options within 60 days of April 2, 2008.
(8)	Beneficial ownership includes: (i) 10,000 shares that Mr. Laber transferred to an irrevocable family trust of which Mr. Laber is trustee and his five adult children are the beneficiaries; (ii) 2,000 shares held by Mr. Laber’s spouse; (iii) 14,000 shares of common stock held in Mr. Laber’s IRA rollover account; and (iv) 22,500 shares of common stock issuable upon the exercise of options within 60 days of April 2, 2008.

(9)	Beneficial ownership includes 29,412 founding director warrants to purchase common stock at a price of $6.00 per share and 22,500 shares of common stock issuable upon the exercise of options within 60 days of April 2, 2008.
(10)	Beneficial ownership includes 29,412 founding director warrants to purchase shares of our common stock at a price of $6.00 per share. Beneficial ownership also includes shares held by the following entities:
•	32,756 shares held by Aragon Trading Company, L.P. (Mr. O’Brien shares voting and investment power over the shares);
•	11,000 shares held by Jayhawk Irrevocable Trust (Mr. O’Brien is the beneficiary of the trust and has investment control over the shares);
•	11,000 shares held by Hawkeye Irrevocable Trust (Mr. O’Brien is the trustee of the Hawkeye Irrevocable Trust and his wife is the beneficiary);
•	17,000 shares held by Bayway Investment Fund (Mr. O’Brien has sole voting and investment power over the shares);
•	5,000 shares held by Allick Irrevocable Trust (Mr. O’Brien shares investment and voting power over the shares);
•	5,000 shares held by Shorecrest Investment Fund (Mr. O’Brien has sole voting and investment power over the shares);
•	3,000 shares held by Yeatman Grandchildren Irrevocable Trust (Mr. O’Brien is the trustee);
•	3,000 shares held by Shorecrest Investment Fund (Mr. O’Brien has sole voting and investment power over the shares);
•	3,000 shares held by Shannon Patrick O'Brien Trust (Mr. O’Brien is the trustee);
•	5,000 shares held by Michael R. O'Brien Trust (Mr. O’Brien is the trustee and beneficiary);
•	5,000 shares held by Michael R. and Dianne C. O'Brien Trust FBO Shannon P. & Megan E. (Mr. O’Brien shares investment and voting power over the shares);
•	5,000 shares held by Megan E. O'Brien UTMA (Mr. O’Brien shares investment and voting power over the shares);
•	5,000 shares held by Dianne C. O'Brien Trust (Mr. O’Brien shares investment and voting power over the shares);
•	3,000 shares held by Heather Holmstrom Yeatman Irrevocable Trust (Mr. O’Brien is the trustee); and
•	2,000 shares held by John Brian Yeatman Irrevocable Trust (Mr. O’Brien is the trustee).
(11)	Information based on a Schedule 13G/A filed, on March 20, 2008, by O.S.S. Capital Management LP, Schafer Brothers LLC, Mr. Oscar S. Schafer, and Mr. Andrew Goffe, each of which may be deemed to beneficially own 6,482,270 shares of common stock. The business address of O.S.S. Capital Management LP is 598 Madison Avenue, New York, New York 10022.
(12)	Information based on Schedule 13G/A filed by Adage Capital Partners, L.P., Adage Capital Partners GP, LLC, Adage Capital Advisors, LLC, Philip Gross and Robert Atchinson. The business address of Adage Capital Partners GP, LLC is 200 Claredon Street, 52nd Floor, Boston, Massachusetts 02116.

(13)	The business address of OZ Management, LP is 9 West 57th Street, 39th Floor, New York, New York 10019. OZ Management, LP’s shares, as reported in a Form 4 filed on January 22, 2008, reflect the beneficial ownership of:
•	5,204,109 shares held by OZ Master Fund, Ltd.
•	101,426 shares held by OZ Global Special Investments Master Fund, L.P.
•	17,392 shares held by GPC LVII, L.L.C.
•	26,089 shares held by Fleet Maritime, Inc.

Daniel S. Och is chief executive officer of Och-Ziff Holding Corporation, the general partner of OZ Management LP (“OZ”), the investment manager of OZ Master Fund, Ltd., GPC LVII, L.L.C. and Fleet Maritime, Inc. Each of OZ Management LP and Mr. Och may be deemed the beneficial owner of the common stock held by OZ Master Fund, Ltd., GPC LVII, L.L.C. and Fleet Maritime, Inc. Daniel S. Och is also chief executive officer of Och-Ziff Holding LLC, the general partner of OZ Advisors II LP, which in turn is the general partner of OZ Global Special Investments Master Fund, L.P. Each of OZ Advisors II LP and Mr. Och may be deemed the beneficial owner of the Issuer's securities held by OZ Global Special Investments Master Fund, L.P.

(14)	Information based on Schedule 13G/A filed by Citigroup Global Markets, Inc., Citigroup Financial Products, Inc., Citigroup Global Markets Holdings, Inc. and Citigroup, Inc. The business address of Citigroup Global Markets, Inc. is 388 Greenwich Street, New York, New York 10013.
(15)	Information based on Schedule 13G filed by BAMCO, Inc., Baron Capital Group, Inc., Baron Small Cap Fund and Ronald Baron. Each have shared investment and dispositive power over the shares. The business address of BAMCO, Inc. is 767 Fifth Avenue, New York, NY 10153.
(16)	The information provided in the table and the information below reflects information reported by the stockholder on the Schedule 13G/A filed by Glenview Capital Management, LLC on February 14, 2008. The Schedule 13/A was filed on behalf of Glenview Capital Management, LLC and Lawrence M. Robbins relating to shares held for the account of Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., GCM Little Arbor Master Fund, Ltd., GCM Little Arbor Institutional Partners, L.P., and GCM Little Arbor Partners, L.P. Glenview Capital Management, LLC may be deemed to have voting and dispositive power over the shares held for such accounts. Mr. Robbins is the chief executive officer of Glenview Capital Management, LLC. The business address of Glenview Capital Management, LLC is 767 Fifth Avenue, 44th Floor, New York, New York 10153.
(17)	The information provided in the table and the information below reflects information reported by the stockholder on the Schedule 13G filed by Ardsley Advisory Partners on February 14, 2008. The Schedule 13 G was filed by:
•	Ardsley Partners Fund II, L.P. (shared power to vote and dispose of 1,029,700 shares),
•	Ardsley Partners Institutional Fund, L.P. (shared power to vote and dispose of 643,000 shares),
•	Ardsley Partners Renewable Energy Fund, L.P., (shared power to vote and dispose of 120,00 shares),
•	Ardsley Offshore Fund Ltd. (shared power to vote and dispose of 699,000 shares),
•	Ardsley Renewable Energy Offshore Fund, Ltd. (shared power to vote and dispose of 177,500 shares),
•	Ardsley Advisory Partners (shared power to vote and dispose of 2,735,000 shares);
•	Ardsley Partners I, (shared power to vote and dispose of 1,792,700 shares); and
•	Philip J. Hempleman (shared power to vote and dispose of 3,145,700 shares).

The address of the business office of each of the entities, with the exception of Ardsley Offshore and Ardsley Energy Offshore, is 262 Harbor Drive, Stamford, Connecticut 06902. The address of the registered office of Ardsley Offshore and Ardsley Energy Offshore is Romasco Place, Wickhams Cay 1, Roadtown Tortola, British Virgin Islands.

Item 2 — The Ratification of the Appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company's Independent Registered Public Accounting Firm for 2008

The audit committee has appointed Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the year ending December 31, 2008, and has further directed that the board submit the selection of Ehrhardt Keefe Steiner & Hottman PC for ratification by the stockholders at the annual meeting. Ehrhardt Keefe Steiner & Hottman PC has served as our independent registered public accounting firm since our inception in 2005. This proposal is put before the stockholders because, although the stockholder vote is not binding on the audit committee, the audit committee and the board believe that it is good corporate practice to seek stockholder ratification of the audit committee’s appointment of the independent auditors. If the appointment of Ehrhardt Keefe Steiner & Hottman PC is not ratified, the audit committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ehrhardt Keefe Steiner & Hottman PC is ratified, the audit committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Recommendation:

Our board recommends a vote FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for 2008. If the appointment is not ratified, our audit committee will consider whether it should select another independent registered public accounting firm.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) for the years ended December 31, 2006 and 2007.

	Year Ended
Fee Category	December 31, 2006	December 31, 2007
Audit Fees	$42,500	$184,191
Audit-Related Fees	114,500	52,257
Tax Fees	2,350	—
All Other Fees	—	—
Total Fees	$159,350	$236,448

Audit Fees:  These fees include fees related to the audit of the company’s annual financial statements for 2006 and 2007 and review of the Company’s quarterly financial statements for 2006 and 2007.

Audit-Related Fees: Audit-related fees are for assurance and related services including, among others, consultation concerning financial accounting and reporting standards. A significant portion of the audit related fees for 2006 were incurred from due diligence and document review in connection with our initial business combination with GFA.

Tax Fees:  Tax fees are for tax compliance, tax planning and tax advice rendered.

All Other Fees:  Consists of fees for services other than those reported above.

All audit, audit-related and tax services performed by EKS&H in 2006 and 2007 were pre-approved by the audit committee, which concluded that the provision of such services by EKS&H was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Representatives of EKS&H are expected to be present at the annual meeting and will be afforded an opportunity to make a statement if desired and are expected to be available to respond to questions.

MATTERS RELATING TO AUDITORS

Audit Committee Report

Management is responsible for our internal controls and financial reporting process. Our independent accountants for 2007, EKS&H, are responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States)and issuing their report. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the financial statements for the year ended December 31, 2007. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (communication with audit committees). The audit committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and the audit committee discussed with the independent accountants that firm’s independence.

Based upon the audit committee’s discussions with management and the independent accountants, and the audit committee’s review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include Smart Balance’s audited financial statements in its annual report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Sincerely,

Gerald J. Laber
Robert J. Gillespie
Robert F. McCarthy

Item 3 — Proposed Amendment to the Company's Stock and Awards Plan to Increase the Number of Shares Available for Award

The board of directors has unanimously approved and recommends that the Company’s stockholders vote “FOR” the approval of the proposal to amend the Company’s Stock and Awards Plan, which we refer to as the stock plan, to increase the number of shares covered by the stock plan by 2,500,000 shares.

General

On May 21, 2007, the Company’s stockholders voted to adopt the stock plan. The board has adopted, subject to stockholder approval, an amendment to the stock plan to increase the maximum number of shares of common stock available for award by 2,500,000 to a total of 12,150,000 shares. The board believes that this amendment is desirable in order for the Company to be able to continue to attract and provide incentives to directors, officers and other employees of the Company.

As of March 27, 2008, there were 252,500 shares available for issuance under the stock plan.

Possible Effect of Proposed Increase

The Company believes that the ability to grant options, restricted stock and other stock-based incentive compensation improves its ability to attract and maintain qualified personnel. To align the interests of the Company’s officers, directors and employees with those of the Company’s stockholders, the Company needs to be able to have a sufficient pool of stock-based incentives, commensurate with the Company’s growth, to attract and motivate key personnel. However, authorizing the additional shares under the stock plan may cause dilution to the Company’s current stockholders.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table displays our equity compensation plan information as of December 31, 2007.

Equity Compensation Plan Information

	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	8,797,500	$9.88	852,500
Equity compensation plans not approved by security holders(1)	—	—	—
Total	8,797,500	$9.88	852,500

(1)	During the first quarter of 2008, our board of directors approved the issuance of up to 1,375,000 inducement stock options grants to new employees outside of the Company’s stock plan pursuant to NASDAQ Marketplace Rule 4350. The Company identified a need in 2008 for approximately ten new employees in areas such as sales, marketing, finance, quality assurance and control, and legal. Inducement options will be granted to those new employees once they join the Company. During the first quarter of 2008, the Company issued 725,000 inducement grant stock options outside of the Company’s stock plan.

Description of the Stock Plan

We consider our stock plan to be stockholder-friendly because it contains provisions such as:

•	No re-pricing of stock options without obtaining prior stockholder approval;
•	No grants of stock options with an exercise price less than the fair market value of our common stock on the date of grant;
•	A limit on the number of restricted stock and restricted stock units that are able to be awarded; and

•	An independent plan administrator.

The following is a brief description of certain important features of the stock plan, the full text of which is attached as Annex “A.” This summary does not purport to be complete and is qualified in its entirety by reference to Annex “A.”

General

The stock plan is intended to promote the long-term growth and financial success of Smart Balance and to increase stockholder value by attracting and retaining officers, employees, consultants and advisors of Smart Balance and its Affiliates (as defined in the stock plan). The stock plan provides for the granting of stock options, restricted stock, restricted stock units and stock awards to officers, employees, consultants, advisors or other individuals who provide personal services to us and our affiliates.

Administration

The stock plan is administered by the compensation committee and a sub-committee of the compensation committee of the board of directors of Smart Balance, except to the extent the board of directors delegates its authority to another committee of the board, which we refer to as the administrator. All members of the sub committee of the compensation committee must satisfy the requirements for independence of SEC Rule 16b-3 and remain qualified as “outside directors” within the meaning of section 162(m) of the Internal Revenue Code.

The administrator has the authority to administer and interpret the stock plan, to determine the participants to whom awards will be granted under the stock plan and, subject to the terms of the stock plan, the type and size of each award, performance conditions, the terms and conditions of cancellation and forfeiture of awards and the other features applicable to each award or type of award. The administrator may modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate, subject to the limitations contained in the stock plan, including prohibitions against re-pricing and provisions designed to maintain compliance with the requirements of sections 162(m) and 409A of the Code, as well as other applicable laws and stock exchange rules.

Eligibility

All “participants” in the stock plan, defined by the stock plan as an officer, employee, consultant, advisor or other individual who provides personal services to us or our affiliates, are eligible to receive awards under the stock plan. Participation is discretionary, and awards are subject to approval by the administrator. As of the date hereof, approximately four executive officers, seven directors, forty-three employees and three consultants/senior advisors are eligible to receive awards under the plan.

Shares Subject to the Stock Plan

The administrator may adjust the maximum number of shares of common stock that may be issued under the stock plan in order to prevent dilution or enlargement of benefits available under the stock plan in connection with a recapitalization, stock split, merger, consolidation or similar corporate transaction. Additionally, shares used by a participant to exercise an option, and shares withheld by Smart Balance to cover the withholding tax liability associated with the exercise of an option, are not counted toward the maximum number of shares that may be issued under the stock plan and, accordingly, will not reduce the number of shares that will be available for future awards.

Shares of common stock issued in connection with awards under the stock plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. If an award under the stock plan is forfeited, canceled, terminated or expires prior to the issuance of shares, the shares subject to the award will be available for future grants under the stock plan.

Types of Awards

The following types of awards may be granted under the stock plan:

•	Restricted Stock. A restricted stock grant is an award of outstanding shares of our common stock that does not vest until after a specified period of time, or upon the satisfaction of other performance goals as determined by the administrator, and which may be forfeited if the performance goals are not met. Restricted stock must have a restriction period of at least one year. Participants generally receive any dividend payments on the shares subject to a restricted stock grant award during the vesting period and are also generally entitled to vote the shares underlying their awards.
•	Restricted Stock Units. An award of a restricted stock unit grants a participant the right to receive shares of our common stock or restricted stock at a future time upon the completion of performance goals set by the administrator or upon the passage of time. Restricted stock units must have a restriction period of at least one year. Participants have no rights with respect to the restricted stock except as set forth in the underlying award agreement.
•	Stock Options. An award of a stock option under the stock plan grants a participant the right to purchase a certain number of shares of our common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of the common stock on the grant date. The term of a stock option may not exceed 10 years from the date of grant. The exercise price may be paid by any of the means described below under “Payment of Exercise Price.”

The types of awards that may be granted under the stock plan described above are subject to the conditions, limitations, restrictions, vesting, forfeiture and provisions determined by the administrator, in its sole discretion, subject to such limitations as are provided in the stock plan. The number of shares subject to any award is also determined by the administrator, in its discretion. At the discretion of the administrator, awards may be made subject to or may vest on an accelerated basis upon the achievement of performance criteria set forth in the participant’s award agreement.

Payment of Exercise Price

The administrator may determine the method or methods for payment of the exercise price. The administrator may also provide that stock options can be net exercised that is exercised by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares.

Prohibition Against Re-pricing

The stock plan prohibits the issuance of awards in substitution for outstanding awards or any other adjustment that would constitute a re-pricing of awards (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule).

Additional Forfeiture Provisions

Awards granted under the stock plan are subject to forfeiture upon a participant’s death or if a participant ceases to be an officer or employee due to fraud or misconduct.

Deferrals

The grant of an award under the stock plan may contain provisions enabling a participant to defer delivery of common stock or recognition of taxable income relating to an award as the administrator determines appropriate; provided that the deferral may not result in an increase in the number of shares of common stock issuable under the stock plan.

Change of Control

Each holder of an award will have 60 days after a change of control to receive, in exchange for the surrender of the award, cash or stock, depending on the type of award.

Non-Transferability

By its terms, an award granted under the stock plan is not transferable other than (i) by will or the laws of descent and distribution, (ii) until the option has been exercised or the limitations under a restricted stock or restricted stock unit have lapsed or (iii) to an immediate family of the participant or to a partnership where all of the partners are immediate family members. During a participant’s lifetime, all rights with respect to an award maybe exercised only by the participant or a permitted transferee (or by his or her legal representative) and cannot be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and cannot be subject to execution, attachment or similar process.

Amendment and Termination

The stock plan will terminate on May 21, 2017. The stock plan may be amended or terminated by the board at an earlier date, provided that no amendment that would require stockholder approval under any applicable law or regulation (including the rules of any exchange on which our shares are then listed for trading), may become effective without stockholder approval. In addition, stockholder approval is required for any amendment to the re-pricing provisions and any decrease in the one-year restriction period for restricted stock and restricted stock units. Finally, the authorized number of shares of common stock reserved for issuance under the stock plan may not be increased without stockholder approval.

Certain United States Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the stock plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock Grants

A participant generally will not be taxed at the time a restricted stock grant is awarded, but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income recognized will equal the fair market value of the shares subject to the award that are then vesting. Participants may elect to be taxed based on the fair market value of the shares at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If an award with respect to which a participant has made such an election under Section 83(b) is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income.

Unless a participant makes a Section 83(b) election, any dividends paid to a participant on shares of an unvested restricted stock grant will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to a stock grant award. Unless a participant has made a Section 83(b) election, we will also be entitled to a deduction, for federal income tax purposes, for any dividends paid on awards of unvested restricted stock grants.

Non-Qualified Stock Options

Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option provided the exercise price of the option is equal to the fair market value of the underlying stock at the time of grant. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the common stock received on the date of exercise and the option exercise price. The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss.

Stock-Based Awards

A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to such a stock award. Other rules apply with regard to other forms of stock-based awards.

Withholding

Smart Balance retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes required by law or regulation to be withheld with respect to any taxable event as a result of the stock plan.

Certain Limitations on Deductibility of Executive Compensation

With certain exceptions, Section 162(m) of the Code limits the deduction to Smart Balance for compensation paid to certain executive officers to $1 million per executive per taxable year unless such compensation is considered “qualified performance-based compensation” within the meaning of Section 162(m) or is otherwise exempt from Section 162(m). The stock plan is designed so that options qualify for this exemption, and it permits the administrator to grant other awards designed to qualify for this exemption.

Treatment of “Excess Parachute Payments”

The accelerated vesting of awards under the stock plan upon a change of control of Smart Balance could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. Smart Balance would not be able to deduct the excess parachute payments made to a participant.

Additional Taxes to Participants

Under regulations issued under Section 409A of the Code, if awards under the stock plan are neither exempt from section 409A nor compliant with section 409A, the participant will be required to include the value of the award in income at the time the award vests and will be required to pay an additional 20% income tax, plus interest. All awards under the plan are intended either to be exempt or compliant with Section 409A of the Code.

Required Vote

Approval of the adoption of the amendment to the stock plan requires the affirmative vote of holders of a majority of the shares of our common stock represented, in person or by proxy, and entitled to vote at the meeting. Abstentions will therefore have the same effect as a vote against the stock plan. Broker non-votes and the failure to vote will have no effect on the outcome of the vote, assuming the presence of a quorum of more than 50% of the shares of our common stock.

Recommendation

If the amendment to the stock plan is not approved by stockholders, it may be more difficult for us to attract and retain qualified officers, employees, consultants and advisors. Our inability to attract and retain such persons would make it more difficult for us to follow our business plan and meet our expectations. Therefore, our board of directors believes that it is in the best interests of, and fair to, Smart Balance and its stockholders that the stockholders approve the amendment to the stock plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE STOCK PLAN.

Item 4 — Adjournment of the Annual Meeting

In the event there are not sufficient votes present, in person or by proxy, at the annual meeting to approve Proposal 3, the proposed amendment to the Company’s Stock and Awards Plan, our chief executive officer, acting in his capacity as chairperson of the meeting, may propose an adjournment of the meeting to a later date or dates to permit further solicitation of proxies.

Required Vote

Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL TO ADJOURN THE MEETING IN THE EVENT THAT STOCKHOLDERS FAIL TO APPROVE PROPOSAL 3.

Item 5 — Other Matters

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2008 annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies returned to the Company will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which shareholder proposals must be received by the company in order to be included in the company’s proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in Smart Balance’s proxy statement and form of proxy relating to the 2009 annual meeting, a written copy of their proposal must be received at our principal executive offices no later than December 10, 2008. Under our bylaws, notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will also be considered untimely if received at our principal executive offices not less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting and will not be placed on the agenda for the meeting.

DIRECTOR NOMINATIONS

You may propose director candidates for consideration by the board’s nominating and corporate governance committee. To be timely, a stockholder’s proposal must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. The Company evaluates director nominees in accordance with the procedure set forth under the caption “Nominating and Corporate Governance Committee” included elsewhere in this proxy statement. Any such recommendations should, in addition to the information specified in this section below, include the nominee’s name and qualifications for board membership and should be directed to our corporate secretary at our principal executive offices.

Our bylaws also permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the corporate secretary at our principal executive offices. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

To be in proper form, a stockholder’s notice of nomination must be in writing and set forth, as to each person whom the stockholder proposes to nominate for election as a director at such meeting:

(1)	the name, age, business address and residence address of the person,
(2)	the principal occupation or employment of the person,
(3)	the number of shares of stock of the Company which are owned beneficially or of record by the person,
(4)	a description of all arrangements or understandings between the stockholders and each nominee pursuant to which nominations are to be made by the stockholder,
(5)	written consent of each proposed nominee to being named as a nominee and to serve as a director if elected, and
(6)	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ADDITIONAL INFORMATION

The board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the board intend to vote on it on behalf of the stockholders they represent in accordance with their best judgment.

ANNEX A

AMENDMENT NO. 1 TO THE
SMART BALANCE, INC. STOCK AND AWARDS PLAN

The Company’s Stock and Awards Plan (the “Plan”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.	Section 2(a) of the Plan shall be deleted in its entirety and replaced with the following:

(a)  Plan Reserve. An aggregate of 12,150,000 Shares are reserved for issuance under this Plan, provided that no more that 1,930,000 Shares may be awarded as restricted stock or restricted stock units. The number of Shares covered by an Award under the Plan shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan. Any Shares delivered pursuant to the exercise of an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury shares. Under no circumstances, may any Award be made effective prior to the date that such Award is approved by the Committee.

2.	Except as aforesaid, the Plan shall remain in full force and effect.

SMART BALANCE, INC.

STOCK AND AWARDS PLAN

Section 1. Purpose and Construction.

(a) Purpose.  The Smart Balance, Inc. Stock and Awards Plan (the “Plan”) has three complementary purposes: (a) to promote the long-term growth and financial success of Smart Balance, Inc. (the “Company”); (b) to induce, attract and retain outstanding officers, employees, consultants and advisors; and (c) to increase shareholder value. The Plan is designed to accomplish these goals by providing Participants with incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive incentives based on the value of such common stock, or receive other incentives on the potentially favorable terms that this Plan provides.

(b) Construction.  Capitalized terms used in this Plan shall have the meanings set forth in Section 12, unless the context clearly requires otherwise. This Plan and the accompanying Award Agreements are intended to comply with Code Sections 162(m), 409A and 422 and the Committee shall have the authority to interpret and apply their terms consistent with that intent. To the extent necessary to preserve this intended tax consequence, any non-complying provision of the Plan and any Award Agreement issued under the Plan shall be deemed amended to the extent necessary to comply with such requirements. Nothing in this Plan shall be construed, interpreted or applied in any way that would conflict with any provision of the Company’s Restated Certificate of Incorporation.

(c) Effective Date and Shareholder Approval.  This Plan shall become effective only following its approval by the shareholders of the Company.

Section 2. Shares Reserved Under This Plan.

(a) Plan Reserve.  An aggregate of 9,650,000 Shares are reserved for issuance under this Plan, provided that no more that 1,930,000 Shares may be awarded as restricted stock or restricted stock units. The number of Shares covered by an Award under the Plan shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan. Any Shares delivered pursuant to the exercise of an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury shares. Under no circumstances, may any Award be made effective prior to the date that such Award is approved by the Committee.

(b) Share Adjustment.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (collectively referred to as “Events”) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the exercise price with respect to any Option (collectively referred to as “Adjustments”); provided, however, that Awards subject to grant or previously granted to Participants under the Plan at the time of any such Event shall be subject only to such Adjustments as shall be necessary to maintain the proportionate interest of the Participants and preserve, without exceeding, the value of such Awards; and provided further that the number of Shares subject to any Award shall always be a whole number.

(c) Replenishment of Shares Under This Plan.  The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares actually delivered in payment or settlement of Awards, including Restricted Stock and Restricted Stock Units. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, if Shares are used in connection with the satisfaction of tax obligations relating to an Award, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan.

Section 3. Plan Administration and Operation.

(a) Administrative Authority.  Subject to any limitations or restrictions under the Company’s Restated Certificate of Incorporation, the Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan.

(b) Awards.  The Committee has full authority to designate from time to time which Participants shall receive Awards under this Plan. The Committee may consider such factors as it deems pertinent in selecting whether a Participant will receive any Award(s) and in determining the types and amounts of Awards and in setting any Performance Goals or other limitations. In making such selection and determination, factors the Committee may consider include, but will not be limited to: (a) the Company’s financial condition; (b) anticipated profits for the current or future years; (c) the Participant’s length of service or experience; and (d) other fees that the Company provides or has agreed to provide to the Participant. The Committee’s decision to provide a Participant with an Award in any year will not require the Committee to designate such person to receive an Award in any other year.

(c) Committee Action and Delegation.  A majority of the members of the Committee will constitute a quorum, and a majority of the Committee’s members present at a meeting at which a quorum is present must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. To the extent applicable law permits, the Board may delegate to another committee of the Board any or all of the authority and responsibility of the Committee. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation. Except to the extent prohibited by applicable law, the Committee may also authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents previously approved by the Committee.

(d) Review of Committee Decisions.  All Committee determinations are final and binding upon all interested parties and no reviewing court, agency or other tribunal shall overturn a decision of the Committee unless it first determines that the Committee acted in an arbitrary and capricious manner with respect to such decision.

(e) Committee Indemnification.   No member of the Committee will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless all Committee members to the maximum extent that the law and the Company’s bylaws and Restated Certificate of Incorporation permit.

Section 4. Discretionary Awards.

Subject to the terms of this Plan, including Section 7 below, the Committee has full power and authority to determine: (a) the type or types of Awards to be granted to each Participant (i.e., Options, Restricted Stock and/or Restricted Stock Units); (b) the number of Shares with respect to which an Award is granted to a Participant, if applicable; and (c) any other terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). The Committee may grant multiple Awards and different types of Awards (e.g., Options, Restricted Stock and/or Restricted Stock Units) to individual Participants at the same time.

Section 5. Options.

(a) Exercise Price of Options.   For each Option, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant. The Committee shall also determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made. The Committee may also allow Options to be net exercised by issuing Shares having a value approximately equal to the difference between the aggregate value of the Shares to which the Option is being exercised and the aggregate exercise price for such Shares.

(b) Terms and Conditions of Options.   Subject to the terms of the Plan, an Option will be exercisable at such times and subject to such conditions as the Committee specifies, including, but not limited to, any Performance Goals. Notwithstanding the preceding, each Option must terminate no later than ten (10) years after the date of grant.

Section 6. Restricted Stock and Restricted Stock Units.

Subject to the terms of the Plan, each award of Restricted Stock and/or Restricted Stock Units may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award. However, any award of Restricted Stock and/or Restricted Stock Units (regardless of whether such Award is conditioned upon any Performance Goals) must have a restriction period of at least one (1) year. Notwithstanding anything to the contrary herein, all Restricted Stock and Restricted Stock Units awarded under this Plan shall be payable only in Shares.

Section 7. Effect of Termination of Employment.

(a) Award Limitations.   Subject to the limitations set forth in Section 7(b) below, the Committee shall, in its discretion, determine whether to impose any Award Agreement provisions or limitation concerning what will happen to any outstanding Award(s) when the Participant ceases to be an officer, employee, consultant or advisor for the Company and each Affiliate for any reason. The restrictions under Section 7(b) and any other limitations imposed by the Committee under this Section 7(a) must be included in the Award Agreement. Unless otherwise stated under the Award Agreement, if a Participant ceases to be an officer, employee, consultant or advisor of the Company and each Affiliate for any reason other than the Participant’s death or disability (as determined by the Committee), as to Awards held by that Participant on the effective date of such termination of such relationship, unless the Committee, in its sole discretion, shall otherwise determine, all nonvested Options, all Restricted Stock and all Restricted Stock Units as to which all restrictions have not lapsed, shall be immediately forfeited. If the Committee determines not to require such immediate forfeiture, then the maximum exercise period which may be permitted for Options following such termination shall be the shorter of one (1) year or the scheduled expiration date of the Award.

(b) Fraud and Misconduct.   Notwithstanding any provision in this Plan or in any Award Agreement, if a Participant ceases to be an officer, employee, consultant or advisor of the Company and each Affiliate due to any of the following act(s), then all Awards previously granted to such Participant shall immediately be forfeited as of the date of the first such act: (i) fraud or intentional misrepresentation; (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate of the Company; or (iii) any other gross or willful misconduct as determined by the Committee in its sole and conclusive discretion.

Section 8. Non-Transferability.

Except as otherwise provided in this Section or as the Committee otherwise provides in the Award Agreement, each Award granted under this Plan is not transferable by a Participant: (a) until such Option has been exercised and/or the limitations on the Restricted Stock or Restricted Stock Units have lapsed or been satisfied; or (b) by will or the laws of descent and distribution. During the lifetime of the Participant such Awards may be exercised only by the Participant or the Participant’s legal representative or by the permitted transferee of such Participant as hereinafter provided (or by the legal representative of such permitted transferee). Unless otherwise prohibited by the Award Agreement, a Participant may transfer Awards to (i) his or her spouse, children or grandchildren (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners. The transfer will be effective only if the Participant receives no consideration for such transfer. Subsequent transfers of transferred Awards are prohibited except transfers to those persons or entities to which the Participant could have transferred such Awards, or transfers otherwise in accordance with this Section and such transfers are void and of no force and effect.

Section 9. Amendment and Termination of the Plan and Awards.

(a) Term of Plan.  This Plan will terminate on, and no Award may be granted after, the ten (10) year anniversary of the Effective Date, unless the Board earlier terminates this Plan pursuant to Section 9(b).

(b) Termination and Amendment.  The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to shareholder approval if: (i) shareholder approval of such amendment(s) is required under the Exchange Act; (ii) shareholder approval of such amendment(s) is required under the listing requirements of principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); or (iii) the amendment will: [a] materially increase any number of Shares specified in Section 2(a) (except as permitted by Section 2(b)); [b] shorten the restriction periods specified in Section 6; or [c] modify the provisions of Section 9(e).

(c) Amendment, Modification or Cancellation of Awards.  Except as provided in Section 9(e) and subject to the requirements of this Plan, the Committee may waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the Committee may modify, amend, or cancel any of the other terms and conditions applicable to any Awards by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the Award, so long as any amendment or modification does not increase the total number of Shares issuable under this Plan (except as permitted by Section 2(b)), but the Committee need not obtain the Participant’s (or other interested party’s) consent for the cancellation of an Award pursuant to the provisions of Section 2(b). Notwithstanding anything to the contrary in this Plan, the Committee shall have sole discretion to alter the selected Performance Goals.

(d) Survival of Committee Authority and Awards.  Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 2(b), neither the Committee nor any other person may decrease the exercise price for any outstanding Option granted under this Plan after the date of grant nor allow a Participant to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

Section 10. Change of Control.

To the extent not prohibited under the Restated Certificate of Incorporation and except to the extent the Committee provides a result more favorable to holders of Awards or as otherwise set forth in an Award Agreement covering an Award, in the event of a Change of Control, the following rules shall apply.

(a) Options.   Each holder of an Option (a) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was theretofore exercisable; and (b) shall have the right, exercisable by written notice to the Company within sixty (60) days after the change of Control, to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control Price of the Shares covered by the Option that is so surrendered over the exercise price of such Shares under the Award;

(b) Restricted Stock.   Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;

(c) Restricted Stock Units.   Each holder of a Restricted Stock Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of the Restricted Stock Unit, a number of

Shares equal to the product of the number of Restricted Stock Units and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period. Each holder of a Restricted Stock Unit that has been earned but not yet paid shall receive the number of Shares equal to the number of such Restricted Stock Units.

Section 11. General Provisions.

(a) Other Terms and Conditions.  The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for: (i) one or more means to enable a Participant to defer the delivery of Shares or recognition of taxable income relating to Awards or terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan); (ii) the purchase of Shares under Options in installments; (iii) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price; (iv) giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Committee determines; (v) restrictions on resale or other disposition; and (vi) compliance with federal or state securities laws and stock exchange requirements.

(b) No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(c) Requirements of Law.  The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(d) Governing Law.  This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may only be brought and determined in a court sitting in the County of Bergen, or the Federal District Court for the Third District of New Jersey sitting in Third District, in the State of New Jersey.

(e) Severability.  If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

(f) Other Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements for Participants, and such arrangements may be either generally applicable or applicable only in specific cases.

(g) No Right to Remain Employed.  The grant of an Award to a Participant pursuant to the Plan shall confer no right on such Participant to continue as an officer, employee, consultant, advisor or other similar position relative to the Company or any Affiliate. Except for rights accorded under the Plan, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

Section 12. Definitions.

(a) “Affiliate” shall mean any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture in which the Committee, in its discretion, both: (i) determines that the Company has a significant interest; and (ii) designates as an Affiliate for purposes of this Plan.

(b) “Award” means any grant of Options, Restricted Stock or Restricted Stock Units under this Plan.

(c) “Award Agreement” means a written agreement, in such form (consistent with the terms of this Plan) as approved by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change of Control” means the first to occur of the following with respect to the Company or any upstream holding company:

(i) Any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) The Company is merged or consolidated with any other corporation or other entity, other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares of the Company’s Common Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares of the Company’s Common Stock outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

(iii) The Company or any Affiliate sells, assigns or otherwise transfer assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds fifty percent (50%) of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”;

(iv) The Company dissolves and liquidates substantially all of its assets;

(v) At any time after the Effective Date when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean: (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company shareholders was approved by a vote of at least two-thirds of the then-serving Continuous Directors; or

(vi) A determination by the Board, in view of then current circumstances or impending events, that a Change of Control of the Company has occurred, which determination shall be made for the specific purpose of triggering operative provisions of this Plan.

(f) “Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 10(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted by applicable regulations, rulings, notices and other similar guidance. Any reference to a specific provision of the Code includes any successor provision and any guidance issued under such provision.

(h) “Committee” means the Compensation Committee of the Board (or such successor committee with the same or similar authority).

(i) “Common Stock” means the $.0001 par value common stock of the Company.

(j) “Company” shall mean Smart Balance, Inc., a Delaware corporation, together with any successor thereto.

(k) “Effective Date” means the date that the Company’s shareholders approve this Plan.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and as interpreted by applicable regulations, rulings, notices and other similar guidance. Any reference to a specific provision of the Exchange Act includes any successor provision and any guidance issued under such provision.

(m) “Fair Market Value” shall mean for any Share on a particular date, the last sale price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(n) “Option” shall mean the right to purchase Shares at a stated price in accordance with the terms of this Plan and the underlying Award Agreement.

(o) “Participant” shall mean an officer, employee, consultant, advisor or other individual who provides personal services to the Company or any Affiliate and who enters into a written Award Agreement with the Company. Only Participants shall be entitled to receive Awards under this Plan.

(p) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Affiliates or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; length of service; and/or such other goals as the Committee may establish in its discretion.

(q) “Plan” shall mean the Smart Balance, Inc. Incentive Stock and Awards Plan, as set forth herein and as amended from time to time.

(r) “Restricted Stock” means Shares that are issued to a Participant under this Plan and subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(s) “Restricted Stock Units” mean the right to receive Shares and/or Restricted Stock at a future date, subject to the completion of such Performance Goals and/or upon the completion of a period of service, as the Committee shall establish as part of the Award Agreement. Prior to the achievement of such Performance Goals and/or upon the completion of a period of service, the Participant shall have no rights with respect to such Restricted Stock Units, except as set forth in the underlying Award Agreement. Each Restricted Stock Unit shall correspond and relate to one Share under this Plan.

(t) “Share” means a share of Common Stock.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

SMART BALANCE, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned hereby appoints Stephen B. Hughes and Robert S. Gluck, together as proxies and each with full power of substitution, to represent and to vote all shares of common stock of Smart Balance, Inc. at the annual meeting of stockholders to be held on May 21, 2008, at 10:00 a.m. eastern time, and at any adjournment or postponement, hereby revoking any and all proxies heretofore given.

(Continued, and to be marked, dated and signed, on the other side)

NOTES:

1. Please sign your name exactly as your name appears hereon. If the shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

2. To be valid, the enclosed form of proxy for the special meeting, together with the power of attorney or other authority, if any, under which it is signed, must be received on or before May 20, 2008 at the offices of our transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

3. Returning the enclosed form of proxy will not prevent you from attending and voting in person at the annual meeting or any adjournment or postponement.

PLEASE COMPLETE, CUT OFF, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" each of the Proposals. Our board of directors of unanimously recommends that you vote "FOR" Proposals 1, 2 and 3.

Please mark your votes like this X

1. Election of directors nominated by the board of directors to a three-year term and until their successors have been elected and qualified:

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)	FOR all *Except
☐	☐	☐

NOMINEES: (01) William E. Hooper
(02) Gerald J. Laber
(03) James B. Leighton

* ______________
____

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our board of directors' recommendations, just sign below. You need not mark any boxes.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________ **Signature** ______________ **Date** ______________, **2008.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.